Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Neil Berkman, Investor Relations, 310-826-5051, nberkman@berkmanassoc.com

Larry Gerdes, Chief Executive Officer, 678-808-0600, larry.gerdes@trcr.com

Lance Cornell, Chief Financial Officer, 678-808-0600, lance.cornell@trcr.com

August 17, 2009

(BW) (TRANSCEND SERVICES, INC.) (TRCR)

Transcend Promotes Sue McGrogan to President and Chief Operating Officer

Atlanta, Georgia. TRANSCEND SERVICES, INC. (NASDAQ: TRCR), the third largest provider of medical transcription services to the U.S. healthcare market, announced today that Sue McGrogan has been promoted to President and Chief Operating Officer of Transcend.

“Much of the credit for Transcend’s success over the last several years belongs to Sue McGrogan,” Stated Chief Executive Officer Larry Gerdes. “When we acquired Sue’s company, Medical Dictation, Inc. in 2005, we realized that Sue had such a passion for her customers that we took the unusual step of adopting her Company’s culture. Sue later became our Chief Operating Officer and through her leadership and the hard work of our entire organization, we became the top-ranked firm in the industry in 2008 based on independent customer surveys. Sue recently completed her M.B.A. and our Board concluded that it was time to expand Sue’s responsibilities to include sales and marketing. We wish her all the best in her new role.”

Ms. McGrogan will continue to be responsible for the customer facing operations of the Company and will report to Mr. Gerdes, who remains the Company’s Chief Executive Officer. Mr. Leo Cooper, Executive Vice President of Sales and Marketing, will report to Ms. McGrogan. Mr. Lance Cornell, Chief Financial Officer, will continue to report to Mr. Gerdes. Also reporting to Mr. Gerdes will be Scott Robertson, Vice President of Information Technology.

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the electronic medical record. To this end, the Company has created Internet-based, speech-recognition enabled, voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription and editing services encompass everything needed to securely receive, type, edit, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing.

For more information, visit http://www.transcendservices.com.

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent our expectations, anticipations or beliefs about future events, including our operating results, financial condition, liquidity, expenditures, and compliance with legal and regulatory requirements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors. Factors that might cause or contribute to such differences include, but are not limited to, competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, business conditions in the integrated health care delivery network market, general economic conditions, and the risk factors detailed in our periodic, quarterly and annual reports on Forms 8-K, 10-Q and 10-K that we file with the Securities Exchange Commission (“SEC”) from time to time. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. Our SEC filings are available from us, and also may be examined at public reference facilities maintained by the SEC or, to the extent filed via EDGAR, accessed through the website of the SEC (http://www.sec.gov). In addition, factors that we are not currently aware of could harm our future operating results. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this press release.